Exhibit 10.16

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

RESEARCH SERVICES AGREEMENT

This Research Services Agreement (the “Agreement”) is made this 2nd day of February, 2016 (the “Signing Date”) by and between Ascentage Pharma Group Corp. Ltd., a [Hong Kong corporation] (“Ascentage”), with a business address at 11/F, AXA CENTRE, Gloucester Road, Wanchai, Hong Kong, and Unity Biotechnology, Inc., a Delaware corporation (“Unity”), with a business address at 1700 Owens Street, Suite 535, San Francisco, California 95158.

WHEREAS, Unity and Ascentage entered into that certain license agreement (the “APG-1252 License Agreement”) of even date herewith, pursuant to which Unity obtained a license to commercialize that certain BCL-2/BCL-xL inhibitor known as “APG-1252” for indications other than Oncology Indications (as defined in the Library Agreement).

WHEREAS, Unity and Ascentage have entered into that certain compound library and option agreement (the “Library Agreement”) of even date herewith pursuant to which Ascentage has granted to Unity the right to screen Ascentage’s existing collection of BCL-2/BCL-xL inhibitor compounds as well as any additional BCL-2/BCL-xL inhibitor compounds discovered by Ascentage during the term of the Library Agreement, in each case to identify compounds with potential utility in the treatment of age-related conditions other than cancer;

WHEREAS, Unity wishes to fund certain research services by Ascentage in furtherance of its screening and analysis with respect to Ascentage’s BCL-2/BCL-xL inhibitor compounds, including without limitation the synthesis and derivatization of BCL-2/BCL-xL inhibitor compounds discovered through such screening and analysis; and

WHEREAS, Ascentage wishes to provide such research services in accordance with the terms and conditions of this Agreement and attached Project Addenda (as defined below).

WHEREAS, the parties intend for this Agreement to become effective as of the date on which the Second Amendment (as defined in Section 5.8(a) below) takes effect (the “Effective Date”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, and other good and valuable consideration, the exchange, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.0    Projects and Project Addenda.

1.1    From time-to-time during the term of this Agreement Unity may request Ascentage to provide Unity with certain services, including without limitation services relating to the discovery, synthesis, characterization and derivatization of novel BCL-2/BCL-xL inhibitor compounds.    Upon reaching agreement with respect to the requested services (including the consideration to be paid to Ascentage in connection with such services), a project addendum describing in detail the activities to be conducted (such activities, collectively a “Project”) and consideration to be paid to Ascentage shall be attached to this Agreement (each a “Project Addendum”), and such Project Addendum, together with this Agreement (but separate and apart from any other Project Addendum), shall collectively constitute the entire agreement for such Project. No Project Addendum, or any modification thereto, shall be attached to or made a part of this Agreement without first being executed by the parties hereto in a writing which specifically references this Agreement. To the extent any terms set forth in a Project Addendum conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the parties in such Project Addendum.

1.2    Within sixty (60) days of the Effective Date, the Unity and Ascentage shall agree upon the initial research services to be provided by Ascentage, which agreement shall be documented in a project addendum to be attached hereto as Appendix A (“Project Addendum No. 1”).

2.0    Services.

2.1    General.

a)    Diligence. Ascentage hereby agrees to (i) complete the services for Projects described in each Project Addendum (the “Services”), (ii) comply with the terms of the applicable Project Addendum, and (iii) provide its Services under each Project in the timeframe specified in the Project Addendum unless Ascentage later decides such Services cannot be completed within such timeframe within commercially reasonable efforts by providing notice to Unity to request extended timeframe. If an extended timeframe is needed, both parties shall discuss in good faith about the new timeframe and the additional costs needed. Ascentage is not obligated to continue Services if such agreement is not achieved.

b)    Subcontractors. Ascentage shall not assign, delegate, or subcontract any of the Services without the prior written approval of Unity, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, it is agreed that prior written approval of Unity shall not be required in the event that Ascentage wishes to delegate specific portions of the Services to one or more of the following Affiliates and third party vendors listed on Appendix B, provided that Ascentage shall remain responsible for directly performing of the majority of the Services. Ascentage shall remain liable under this Agreement for the performance of all its obligations under this Agreement and shall be responsible for and liable for compliance by all permitted subcontractors with the applicable provisions of this Agreement.

2.2    Project Management.

a)    The “Project Coordinator” for Unity and the “Project Manager” for Ascentage will be specified in the Project Addendum for each Project. The Project Coordinator and the Project Manager will be responsible for day-to-day communications between the parties regarding the subject matter of this Agreement, including without limitation all Project Addenda and any Services and other activities conducted under any Project.

b)    The Project Coordinator and the Project Manager will be responsible for (i) monitoring the schedules and progress of work pursuant to this Agreement; (ii) receiving and submitting requests for information and/or assistance; (iii) determining whether a request he or she receives for information and/or assistance from the other is necessary for the other party to complete a specific “Deliverable” (as defined in its respective Project Addendum); (iv) receiving and submitting Deliverables; (v) cooperating to implement acceptance testing; and (vi) supervising and recording the exchange of confidential information pursuant to this Agreement.

c)    The Project Coordinator and the Project Manager will meet regularly to discuss the progress of the development effort and, if applicable, to exchange information and Deliverables.

d)    Except in the case of an emergency, in the event the Project Manager will be unavailable to perform Services as set forth in the Project Addenda at any time during the Term for a period longer than [***] days (as defined below), Ascentage shall inform Unity and appoint a new Project Manager.

2.3    Exclusive Services. During the Term, Ascentage shall not, and shall ensure that the Project Manager and Ascentage Personnel shall not, conduct the Services in conjunction with any other projects being conducted at Ascentage that would (a) conflict with any of the provisions of this Agreement, or (b) preclude Ascentage from complying with the provisions hereof.

2.4    Records; Reports; Further Assurances.

a)    Records. In connection with the Services performed hereunder, for each Project, Ascentage shall ensure that the Project Manager and Ascentage Personnel who perform such Services shall maintain laboratory notebooks, records and data (“Records”) in accordance with good laboratory and research practices and will make such records available to Unity or Unity’s authorized representative throughout the term of this Agreement during normal business hours upon reasonable notice at Unity’s expense. Upon request by Unity and at Unity’s expense, Ascentage agrees to provide copies of all such materials to Unity within a reasonable timeframe, in whatever condition maintained by Project Manager and Ascentage Personnel working on the Project.

b)    Reports. Ascentage shall ensure that the Project Manager, and Ascentage Personnel working on a Project, submit to Unity [***] within [***] ([***]) days after the end of each [***] a written technical report summarizing the research, data, methods, results, conclusions and other information that the Project Manager considers material and relevant (“Results”) obtained therefrom during the prior [***] ([***]) [***] period relating to such Project.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Within [***] ([***]) days after the completion or termination of a Project, the Project Manager shall submit to Unity a final written technical report of major activities undertaken and major accomplishments achieved in connection with such Project (the “Final Report”).

3.0    Deliverables; Acceptance/Rejection/Correction.

3.1    Deliverables. When Ascentage believes that a Deliverable has been appropriately completed under a Project, Ascentage will deliver it to Unity. Unity will accept or reject each Deliverable within [***] ([***]) days after delivery; failure to give notice of acceptance or rejection within that period will constitute acceptance. Unity may reject a Deliverable only if such Deliverable fails to meet the Specifications in material respect therefor stated in the applicable Project Addendum or as otherwise agreed to by the parties in writing.

3.2    Acceptance/Rejection/Correction. If Unity rejects a Deliverable because such Deliverable fails to meet the Specifications in material respect, Ascentage will [***] to promptly correct the failures within a timeframe that such failures can be corrected with Ascentage’s [***]. When Ascentage believes that it has made the necessary corrections, Ascentage shall again deliver such Deliverable to Unity and the acceptance/rejection/correction provisions above shall be reapplied until such Deliverable is accepted. If Unity again rejects the deliverable, the parties shall discuss the reasons for such failures and if such failures can be corrected with [***].

4.0    Compensation and Payment.

4.1    To fund the Services to be provided hereunder, for so long as this Agreement remains in effect Unity shall pay to Ascentage Five Hundred Thousand U.S. Dollars ($500,000) per year, such amount to be paid in advance in [***] increments of [***] U.S. Dollars ($[***]) (such funds, the “Advanced Funds”). In consideration for Services rendered in connection with the performance of the Projects, Ascentage shall be entitled to deduct from the Advanced Funds the amounts due to Ascentage in accordance with the payment schedule (the “Payment Schedule”) included in the respective Project Addendum attached to this Agreement. Unless otherwise agreed, compensation for Services will be on a time and materials basis, with time spent being accounted for based on the number of FTEs dedicated to performing the applicable Services and the costs of materials and third party services being passed through without mark-up as further described below. Each Project Addendum shall set forth (a) the number of FTEs agreed upon by the parties, (b) the FTE Rate, and (c) the agreed upon Out-of-Pocket Costs. For purposes of this Agreement, “FTE” shall mean a full time dedicated scientific employee of Ascentage, or if less than a full time dedicated scientific employee, a full time, equivalent scientific employee year based upon a total of [***] ([***]) working hours per year of scientific work, on or directly related to the Services carried out by an employee dedicated to work on a Project, in each case, having necessary qualifications to perform the Services. “FTE Rate” means, unless otherwise agreed between the Parties, a rate per FTE equal to [***], which rate may be prorated on a daily or hourly basis as necessary and as may be adjusted from time to time by mutual agreement of the Parties.    The FTE Rate is [***] and will cover [***]. Out-of-Pocket Costs” means travel (airfare, mobile allowance, meal expenses, hotel expenses etc.) and other incidental expenses incurred by such personnel in the performance of the Services, and amounts paid to third party vendors or contractors for services or materials provided

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

by them directly in the performance of Services under the applicable Project. For clarity, Out-of-Pocket Costs do not include [***] all of which shall be included in the FTE Rate. Any Advanced Funds not utilized in any contract year may be carried forward to future contract years until expended. To the extent that the value of the Services requested by Unity in any contract year exceeds the amount of the Advanced Funds available in such contract year (i.e., Five Hundred Thousand U.S. Dollars ($500,000) plus any unexpended Advanced Funds from prior years), the total payment for such contract year shall be increased by an amount equal to the difference between the cost of the requested Services and the amount of the available Advanced Funds (such amount, the “Additional Research Payment”). At Unity’s election, any Additional Research Payments from previous contract years may be credited against the Five Hundred Thousand U.S. Dollars ($500,000) funding obligation in subsequent years (e.g., in the event that Unity funds $750,000 of Services in contract year 1, Unity would only be obligated to fund $250,000 in Services in contract year 2).

4.2    In the event this Agreement or any Project Addendum is terminated pursuant to Article 5 of this Agreement, Ascentage shall be compensated for accrued fees and expenses as set forth in Section 5.5 below. Any funds held by Ascentage which are unearned at the date of termination shall be returned to Unity within [***] ([***]) days of termination of a Project, Project Addendum or this Agreement.

4.3    Payments to Ascentage shall be made to:

Ascentage Pharma Group Corp. Ltd.

[***]

4.4    Income taxes and withholding taxes (and any penalties and interest thereon) imposed on any payment made by Unity to Ascentage, as well as any sales tax. value-added or similar taxes for which a seller of goods and services is generally responsible, shall be the responsibility of Ascentage.

4.5    Ascentage shall ensure that its Project Manager and Ascentage Personnel maintain complete and accurate accounting records related to their participation in the Project(s) in accordance with applicable generally accepted accounting principles.

5.0    Term and Termination.

5.1    The term of this Agreement shall be four (4) years commencing upon the Effective Date (the “Term”).

5.2    Commencing on the first anniversary of the Effective Date, this Agreement or any Project or Project Addendum may be terminated by Unity, without cause, upon ninety (90) days’ notice to Ascentage.

5.3    This Agreement may be terminated by either party for material breach by the other party, provided that the terminating party has given the breaching party written notice of the breach and at least sixty (60) days to cure the breach prior to the effective date of termination.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.4    Ascentage shall have the right to terminate this Agreement upon sixty (60) days’ written notice to Unity if in any contract year Unity fails to pay Ascentage at least Five Hundred Thousand U.S. Dollars ($500,000) for Services contracted hereunder (taking into account any permitted credits for previous Additional Research Funding as described in Section 4.1 above).

5.5    Upon the effective date of termination, there shall be an accounting of costs and expenses related to the Agreement, Project, or Project Addendum, as appropriate, conducted by Ascentage and subject to verification by Unity. Within [***] ([***]) days after receipt of the results of such accounting and an invoice from Ascentage, Unity shall make a payment to Ascentage (and/or Ascentage may retain from Advanced Funds previously paid by Unity) for Services performed, including:

a)    actual reasonable, documented costs, to the extent approved by Unity in a Project Addendum or in a prior written authorization, incurred by Ascentage in performing Services until the effective date of termination and for which Ascentage has not yet been paid by Unity; and

b)    reasonable non-cancelable obligations incurred for the Project, to the extent approved by Unity in a Project Addendum or in a prior written authorization, by Ascentage prior to the effective date of termination to extent such obligations cannot reasonably be mitigated.

c)    accrued fees for FTEs, to the extent devoted to performance of Project(s) prior to termination and pursuant to the applicable Project Addendum(a).

d)    Except as provided in this Section 5.5, Unity shall have no obligation of payment to Ascentage for Services performed after the date of termination. In no event shall Unity have any obligation with respect to fees or expenses otherwise not approved by Unity in a Project Addendum or in a prior written authorization.

5.6    Upon request, expiration, or termination of this Agreement, Ascentage will deliver and/or return to Unity all materials containing Information of Unity, as well as data, records, information, reports and other property, furnished by Unity to Ascentage, together with all copies of any of the foregoing at Unity’s expense.

5.7    The obligations of the parties contained in Sections 2.4(b), 4.2-4.4 and 5.4 through 5.7 and Articles 6.0, 7.0, 9.0, 10.0 and 14.0 through 25.0 hereof shall survive expiration or termination of any Project and/or this Agreement.

5.8    Condition Precedent.

a)    This Agreement is entered into subject to the condition precedent that Ascentage and the Regents of the University of Michigan (“UM”) agree upon and execute an amendment to that certain license agreement, entered into by Ascentage and the Regents of the University of Michigan (“UM”) effective as of December 1, 2010, adjusting the royalties owing to UM in connection with the activities contemplated by the APG-1252 License Agreement and the Library Agreement (including the Compound License Agreements contemplated by the Library

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement) (such amendment, the “Second Amendment”). All rights and obligations set forth in the Agreement shall only become effective upon the Effective Date.

b)    Ascentage hereby agrees to use its commercially best efforts to complete and execute the Second Amendment as soon as reasonably practicable.

6.0    Confidentiality.

6.1    Unity holds a proprietary interest in the written and oral information which Unity discloses to Ascentage and identifies as confidential (hereinafter “Information”). As used herein, the “Information” of Unity shall also include the Deliverables. Ascentage agrees to protect the confidentiality of any and all Information disclosed to Ascentage by Unity and to use such Information solely for the performance of the Services described herein with the exception of the following which Ascentage can demonstrate by competent written proof:

a)    Information which is or (through no improper action or inaction by Ascentage or its employees) becomes generally known to the public; or

b)    Information which was rightfully disclosed to Ascentage by a third party without restriction and with the legal right to disclose such information (including, without limitation, without any breach of the third party’s obligations to the disclosing party); or

c)    Information which was in Ascentage’ possession or was known to Ascentage prior to receipt from Unity, as evidenced by its contemporaneous written records; or

d)    Information which was independently developed by employees of Ascentage without access to such Information, as evidenced by its contemporaneous written records.

6.2    Except as expressly allowed herein, Ascentage agrees (i) to hold the Information in strict confidence and to take all reasonable precautions to protect such Information, (ii) not to disclose, directly or indirectly, any Information or any information derived therefrom to any third person (except employees of Ascentage, subject to the conditions stated below), and (iii) not to use such Information, except as expressly permitted under this Agreement.

6.3    Ascentage may disclose any Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, Ascentage will give Unity at least [***] ([***]) business days advance notice (unless prohibited by law or court order) so that Unity may seek a protective order or take other action reasonable in light of the circumstances.

7.0    Intellectual Property.

7.1    Ownership. Subject to the rights and licenses granted to Unity under the Library Agreement and any Compound License Agreement(s) (as defined in the Library Agreement) that the parties may subsequently enter into, as between the parties, Ascentage shall own all right,

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

title and interest (including patent rights, copyrights, trade secret rights, mask work rights, database rights and all other intellectual property rights worldwide) in any inventions, works of authorship, mask works, ideas or information made or invented by employees and any permitted subcontractors of Ascentage (collectively, “Ascentage Technology”). Right, title and interest to any inventions, works of authorship, mask works, ideas or information that are made jointly by employees and/or permitted subcontractors of Ascentage and Unity (collectively, “Joint Technology”) shall be owned jointly. For purposes of this Section 7.1 whether any inventions, works of authorship, mask works, ideas or information that are made “jointly” shall be determined under the applicable laws of the United States of America, including in the case of patentable inventions, the principles of inventorship established in Title 35 of the United States Code (“US Patent Law”), and “joint ownership” means that Unity and Ascentage (subject to the rights granted by Ascentage to Unity under the APG-1252 License Agreement and the Library Agreement (including any future license agreement(s) contemplated in the Library Agreement), shall each be free to exploit such patent rights and authorize others to do so, with no obligation to obtain consent of the other or to account to the other party for profits or otherwise.

7.2    Inclusion of Program Technology in Ascentage Intellectual Property. All Ascentage Technology arising under the Subcontracted Project Plan(s), together with Ascentage’s interest in all Joint Technology arising under the Subcontracted Project Plan(s), shall be automatically included within the Ascentage Intellectual Property for purposes of the Library Agreement and any future Compound License Agreement(s).

8.0    Representations, Warranties and Covenants.

8.1    Representations and Warranties. Each party represents and warrants to the other party that as of the Effective Date:

a)    it has full power and authority to enter into and perform this Agreement;

b)    neither its entering nor performing this Agreement will violate any right of or breach any obligation to any third party under any agreement or arrangement between such party and such third party;

8.2    Certain Covenants.

a)    the work under this Agreement will be performed in a professional and workman-like manner;

b)    Ascentage has and will obtain agreements with its employees requiring them to assign to Ascentage all right, title and interest in any intellectual property they develop in the course of their employment by Ascentage.

9.0    Indemnification. Ascentage agrees to indemnify and defend Unity and its directors, officers, employees, agents and their respective successors, heirs and assigns (the “Unity Indemnitees”) against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys’ and professional fees and other expenses of litigation) (collectively, “Liabilities”) arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments, to the extent resulting from (a) injuries to persons or damages which occur on Ascentage’s premises or premises under the exclusive control of Ascentage, or (b) breach by Ascentage of its representations, warranties and covenants under Article 8 above, or (c) the negligence or intentional misconduct of Ascentage or any of its directors, officers, employees, agents or representatives, except in each case, to the extent such Liabilities result from the gross negligence or intentional misconduct of Unity.

10.0    Dispute Resolution.

10.1    Consultation. If an unresolved dispute arises out of or relates to this Agreement, or the breach thereof, either party may refer such dispute to the [***] of each party, who shall meet in person or by telephone within [***] ([***]) days after such referral to attempt in good faith to resolve such dispute. If such matter cannot be resolved by discussion of the respective [***] within such [***] ([***]) days period (as may be extended by mutual agreement), either party shall be entitled to seek resolution of such dispute pursuant to Section 10.2 below.

10.2    Arbitration. If the parties are unable to resolve a dispute on an issue of interpretation, breach or enforcement of this Agreement, the parties shall refer such dispute to be finally resolved by binding arbitration under the terms of this Section 10.2, except that all disputes with respect to the validity or infringement of Patents shall be subject to applicable federal court jurisdiction and not subject to the terms of this Section 10.2. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. Any such arbitration shall be conducted under the commercial arbitration rules of the [***], which are deemed to be incorporated by reference into this paragraph by a panel of three (3) arbitrators in [***]. Each party shall select one (1) arbitrator who is not employed by, or otherwise affiliated with, such party within [***] ([***]) days after the institution of arbitration proceedings, and the two (2) arbitrators so selected shall designate the third arbitrator. The parties shall use their commercially reasonable efforts to conclude the arbitration hearings within [***] ([***]) [***] following the confirmation of the third and presiding arbitrator.

10.3    Injunctive Relief. This Article 10 shall not be construed to prohibit either party from seeking preliminary or permanent injunctive relief, restraining order or degree of specific performance in any court of competent jurisdiction to the extent not prohibited by this Agreement. For avoidance of doubt, any such equitable remedies provided under this Article 10 shall be cumulative and not exclusive and are in addition to any other remedies, which either party may have under this Agreement or applicable law.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.0    Independent Contractor Relationship. The parties hereto are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturer. Both parties agree that neither shall have power or right to bind or obligate the other, nor shall either hold itself out as having such authority.

12.0    Publicity. Except as required by law, neither party shall use the name of the other party nor of any employee of the other party in connection with any publicity or media purposes without the prior written approval of the other party. It is understood and agreed that Unity may disclose Ascentage’s performance of the Services hereunder with Ascentage’s prior written approval, including, without limitation, by naming Ascentage, in government filings, regulatory disclosures and scientific publications.

13.0    Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

14.0    Notices. Any notice required or permitted to be given hereunder by either party hereunder shall be in writing and shall be deemed given on the date received if delivered personally or by fax or [***] ([***]) days after the date postmarked if sent by registered or certified U.S. mail, return receipt requested, postage prepaid to the following address:

If to Unity:	Unity Biotechnology, Inc. 1700 Owens Street, Suite 535 San Francisco, CA 94158, USA Attention: [***] Email: [***]

If to Ascentage:	Ascentage Pharma Group Corp. Ltd. Room 201, QB3 Building, Medical City Avenue Hi-Tech BioMed District, Taizhou City, Jiangsu Province P.R. China, 225300 Attention: [***] Email: [***]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.0    Governing Law. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed, and enforced in accordance with, the laws of the state of New York, USA, without reference to conflicts of laws principles.

16.0    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

17.0    Waiver. Waiver or forbearance by either party or the failure by either party to claim a breach of any provision of this Agreement or exercise any right or remedy provided by this Agreement or applicable law, shall not be deemed to constitute a waiver with respect to any subsequent breach of any provision hereof.

18.0    Changes and Modification. No changes or modifications of this Agreement or any Project Addendum shall be deemed effective unless in writing and executed by the parties hereto.

19.0    Assignment. Unity may assign this Agreement to an Affiliate (as defined in the Library Agreement). Otherwise, this Agreement may not be assigned by Ascentage or Unity without the prior written consent of the other, such consent not to be unreasonably withheld, except that either party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such party whether by merger, reorganization, acquisition, sale, or otherwise; provided, however, that within [***] ([***]) days of such an assignment, the assignee shall agree in writing to be bound by the terms and conditions of this Agreement. Any assignment in contravention of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of each party’s successors and permitted assigns.

20.0    Advice of Counsel. Unity and Ascentage have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

21.0     Complete Agreement. This Agreement with its schedules and appendices, constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Unity and Ascentage.

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

22.0    Compliance with Laws. In exercising their rights under this Agreement, the parties shall comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body of applicable jurisdiction.

23.0    Headings. The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

24.0    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

25.0    Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by each party as a licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title ll, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under section 101(35A) of the Bankruptcy Code. The parties agree that each licensee of such rights under this Agreement, shall retain and may fully exercise all rights and elections it would have in the case of a licensor bankruptcy under the Bankruptcy Code. Each party agrees during the term of this Agreement to create or maintain current copies, or if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property licensed to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Signing Date.

ASCENTAGE PHARMA GROUP CORP. LTD.		UNITY BIOTECHNOLOGY, INC.

By:	/s/ Dajun Yang	By:	/s/ Nathaniel David
Name: Dajun Yang, MD, PhD		Name: Nathaniel David, PhD
Title: Chief Executive Officer		Title: Chief Executive Officer

APPENDIX A

UNITY AND ASCENTAGE

MASTER SERVICES AGREEMENT

PROJECT ADDENDUM

DESCRIPTION OF SERVICES; PAYMENT SCHEDULE

APPENDIX B

PERMITTED AFFILIATES AND THIRD PARTY VENDORS

[***]

[***]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.